UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2014

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GTx, Inc. (the “Company”) approved an increase in the annual base salary for Jason T. Shackelford, the Company’s acting principal financial and accounting officer, to $210,000, effective May 12, 2014, in connection with his assumption of increased duties as the Company’s acting principal financial and accounting officer. Also on May 5, 2014, the Compensation Committee approved the grant of a stock option to Mr. Shackelford under the Company’s 2013 Equity Incentive Plan to purchase 35,000 shares of the Company’s common stock. This option carries an exercise price of $1.45, which is equal to 100% of the fair market value of the Company’s common stock on the date of grant as determined in accordance with the 2013 Equity Incentive Plan. This stock option has a term of ten years from the date of grant and vests in five equal annual installments beginning May 5, 2015, subject to vesting acceleration under certain circumstances as set forth in the 2013 Equity Incentive Plan and the Company’s standard form of option agreement thereunder.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2014, at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of GTx’s common stock from 120,000,000 shares to 200,000,000 shares. The increase in the number of authorized shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 7, 2014 and was effective as of such date. A copy of the Certificate of Amendment is attached as Exhibit 3.3 hereto and is incorporated into this Item 5.03 by reference.

Item 5.07                               Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 6, 2014 at the Company’s corporate offices in Memphis, Tennessee, the Company’s stockholders voted on the following four proposals:

(1)         Proposal to elect the two nominees named below as Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  Each of the two named nominees was so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non- Vote
Barrington J. A. Furr, Ph.D.	53,427,543	213,786	15,618,372
Kenneth S. Robinson, M.D., M.Div.	53,423,810	217,519	15,618,372

The Company’s Class II directors, J. Kenneth Glass and Marc S. Hanover, will each continue to serve on the Company’s Board of Directors until the Company’s 2015 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class III directors, Michael G. Carter, M.D., Ch.B., F.R.C.P. and J. R. Hyde, III, will each continue to serve on the Company’s Board of Directors until the Company’s 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(2)         Proposal to approve an amendment to GTx’s Restated Certificate of Incorporation to increase the number of authorized shares of GTx’s common stock from 120,000,000 shares to 200,000,000 shares. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
67,239,574	1,862,098	158,029	0

(3)         Proposal to ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
68,936,654	191,577	131,470	0

(4)         Proposal to approve, on an advisory basis, the compensation of GTx’s named executive officers as disclosed in the proxy statement for the Annual Meeting. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
53,177,602	319,294	144,433	15,618,372

Item 9.01                   Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

3.3	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: May 8, 2014	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer and Secretary

EXHIBITS

Exhibit Number	Description

3.3	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.